Exhibit 5.1

	BANK OF THE JAMES BUILDING 828 Main Street, 19th Floor Lynchburg, Virginia 24504 Telephone: (434)846-9000 Facsimile: (434)846-0337 www.ewlaw.com	RESPOND TO: P.O. BOX 958 Lynchburg, Virginia 24505

Eric J. Sorenson, Jr. rsorenson@ewlaw.com		Writer’s Direct Dial: (434) 455-9105

October 20, 2006

Board of Directors

Bank of the James Financial Group, Inc.

828 Main St.

Lynchburg, VA 24504

Registration Statement on Form SB-2

Lady and Gentlemen:

We have acted as counsel to Bank of the James Financial Group, Inc., a Virginia corporation (the “Company”), in connection with the preparation of a registration statement on Form SB-2 (the “Registration Statement”) with respect to the registration with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of 280,000 shares of the Company’s Common Stock, $2.14 par value (the “Shares”).

As counsel to the Company, we have we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Articles of Incorporation and Bylaws of the Company, as amended to date, (ii) minutes and records of the corporate proceedings of the Company with respect to the Shares, (iii) the Registration Statement and exhibits thereto, (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions contained herein.

For purposes of this opinion we have assumed (i) the genuineness of the signatures of and, except with respect to the Company, the authority and legal capacity of individuals signing all documents on behalf of the parties thereto; (ii) the authenticity and accuracy of all documents submitted to us as originals; and (iii) the conformity to original documents of all documents submitted to us as copies or facsimiles.

As to questions of fact material to this opinion, we have relied solely upon statements of officers of the Company. We have assumed and relied upon the accuracy and completeness of such statements, and nothing has come to our attention leading us to question the accuracy of the stated matters. We have made no independent investigation with regard thereto and, accordingly, we do not express any view or belief as to matters that might have been discovered by independent verification.

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Board of Directors

September 15, 2006

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below and assuming the compliance with applicable state securities laws, we are of the opinion that the Shares when duly issued and delivered will be duly authorized, fully paid and nonassessable.

In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the laws of the Commonwealth of Virginia.

The foregoing assumes that all steps necessary to comply with the registration requirements of the Securities Act of 1933, and with applicable requirements of state laws regulating the offer and sale of securities will be duly taken.

This opinion is limited to the matters expressly opined on herein, and no opinion may be implied or inferred beyond those expressly stated. This opinion is rendered as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement or update such opinion, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion. This opinion is being furnished to you solely for your benefit in connection with the filing of the Registration Statement and, except as expressly set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior express written consent and may not be relied upon by any other person without our express written consent.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Sincerely,

/s/ EDMUNDS & WILLIAMS, P.C.
Edmunds & Williams, P.C.

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